Exhibit 99.1

GAP INC. REPORTS MARCH SALES RESULTS

SAN FRANCISCO - April 9, 2015 - Gap Inc. (NYSE: GPS) today reported that net sales for the five-week period ended April 4, 2015 increased 1 percent to $1.53 billion compared with net sales of $1.51 billion for the five-week period ended April 5, 2014.

“We are especially pleased with the strong customer response to Old Navy during this peak spring shopping month, and we remain focused on the steps necessary to drive improved product consistency across our entire portfolio,” said Sabrina Simmons, chief financial officer, Gap Inc.

March Comparable Sales Results
Gap Inc.’s comparable sales for March 2015 were up 2 percent versus a 6 percent decrease last year. The company noted that the earlier timing of the Easter holiday peak shopping weeks this year, as compared to last year, benefited the company’s March sales results and will likely negatively impact its April sales results.

Comparable sales by global brand for March 2015 were as follows:

•Gap Global: negative 7 percent versus negative 7 percent last year
•Banana Republic Global: negative 3 percent versus negative 4 percent last year
•Old Navy Global: positive 14 percent versus negative 7 percent last year

Additional insight into Gap Inc.’s sales performance is available by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:00 p.m. Pacific Time on April 9, 2015 and available for replay until 1:00 p.m. Pacific Time on April 17, 2015.

April Sales
The company will report April sales on Monday, May 11, 2015.

Forward-Looking Statements
This press release and related recording contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	the impact of the timing of the Easter holiday on April sales results.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•	the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing;

•	the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to the company and adversely affect its business, financial condition, and results of operations;

•	the risk that comparable sales and margins will experience fluctuations; and

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results, or those of the company’s franchisees or vendors.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of April 9, 2015. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2014 net sales were $16.4 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, over 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Liz Nunan
(415) 427-5537
Press@gap.com